Exhibit 99.1

Issuer Direct Reports Second Quarter 2014 Financial Results

Q2 2014 Revenue Increases 111% and Company Maintains Gross Margins in Excess of 70% as Company Continues to Leverage Its Cloud-Based Disclosure Management System and Recurring Revenue Model

MORRISVILLE, NC--(Marketwired - Aug 7, 2014) - Issuer Direct Corporation (NYSE MKT: ISDR), a market leader and innovator of disclosure management solutions and cloud-based compliance technologies, today reported its operating results for the three and six months ended June 30, 2014. The results for the first six months of 2014 included the contribution from PrecisionIR, which was acquired by Issuer Direct on August 22, 2013. The Company will host an investor conference call at 4:30 EDT today, to discuss operating results and relevant topics of interest.

Second Quarter 2014 Financial Highlights Include:
●	Revenues increased 111% year-over-year reaching $3.6 million;
●	Gross profit increased 112% year-over-year reaching $2.6 million;
●	Non-GAAP earnings per share increased to $0.24 compared to $0.21 in the same period of 2013;
●	Cash increased to $2.2 million at June 30, 2014 compared to $1.7 million at the end of 2013; the ninth consecutive quarter of positive cash flows from operations.

Six Months ended June 30, 2014 Financial Highlights Include:
●	Revenues increased 128% year-over-year, reaching $7.1 million;
●	Gross profit increased 126% year-over-year reaching $5.0 million;
●	Non-GAAP earnings per share increased to $0.43 compared to $0.34 in the same period of 2013.

Please refer to the tables below for the calculation of EBITDA and the reconciliation of GAAP income and earnings per share to Non-GAAP income and earnings per share.

Brian Balbirnie, CEO of Issuer Direct, commented, "Overall we are pleased with the results for the quarter. Our continued year-over-year revenue increases, positive cash flow from operations and balance sheet management are trends we have worked hard to preserve. This is the ninth consecutive quarter of positive cash flows from operations going back to 2012."

Mr. Balbirnie continued, "For most of the last year we have focused on the integration of the combined entities of PrecisionIR and Issuer Direct. That phase is now behind us, and we are focused on expanding our newly integrated business through organic growth. We have reorganized our sales organization to take maximum advantage of the talents of our two organizations and we intend to invest and expand our internal sales force and our channel partner network."

Financial Results for the Second Quarter ended June 30, 2014:

Second quarter 2014 revenue was $3.6 million, an increase of 111%, compared to $1.7 million for the second quarter of 2013, reflecting the impact of the PIR acquisition.

Gross profit was $2.6 million, or gross profit margin of 71%, for the second quarter of 2014, compared to $1.2 million, or 70% gross profit margin, for the second quarter of 2013. Net operating income was $379,068 compared to operating income of $613,136 in the second quarter of last year. However, operating expenses for the second quarter of 2014 include amortization of intangible assets, primarily related to the acquisition of PrecisionIR of $230,018, in addition to $45,225 of integration costs resulting from the acquisition.

Second quarter EBITDA was $659,835 compared to $645,724 in the same quarter last year. Non-GAAP net income, excluding amortization of intangible assets, stock based compensation, integration of acquisition costs, non cash interest expense, and tax impact of adjustments, was $500,966 or $0.24 per diluted share, an increase of 15% compared to $435,459 or $0.21 per diluted share in the second quarter of 2013. On a GAAP basis, the Company reported net income of $68,023 or $0.03 per diluted share compared to $364,681 or $0.18 per diluted share in the same period of fiscal 2013. Net income during the second quarter of 2014 includes $230,018 of non-cash amortization expense and $312,500 of non-cash interest expense associated with the acquisition of PrecisionIR. The Company also incurred $45,225 of costs related to the integration of PrecisionIR in the second quarter of 2014. Non-GAAP results backing out these non-cash expenses and other expenses have been computed below.

Financial Results for the Six Months ended June 30, 2014:

Revenue for the six months ended June 30, 2014 revenue was $7.1 million, an increase of 128%, as compared to $3.1 million for the same period of 2013, again reflecting the impact of the PIR acquisition.

Gross profit was $5.0 million, or gross profit margin of 71%, for the six-month period ended June 30, 2014, compared to $2.2 million, or 71% gross profit margin, for the same period of 2013. Net operating income was $754,191 compared to operating income of $980,920 in the same period of last year. However, operating expenses for the first six months of 2014 include amortization of intangible assets, primarily related to the acquisition of PrecisionIR of $460,126, in addition to $111,797 of integration costs resulting from the acquisition.

EBITDA for the six-month period ended June 30, 2014 was $1,316,824 compared to $1,048,443 in the same period of last year. Non-GAAP net income, excluding amortization of intangible assets, stock based compensation, integration of acquisition costs, non cash interest expense, and tax impact of adjustments, was $903,487 or $0.43 per diluted share, an increase of 27% as compared to $708,720 or $0.34 per diluted share in the same period of 2013. On a GAAP basis, the Company reported net income of $31,081, or $0.02 per diluted share compared to $580,219 or $0.28 per diluted share in the same period of fiscal 2013. Net income during the six months ended 2014 includes $460,126 of non-cash amortization expense and $625,000 of non-cash interest expense associated with the acquisition of PrecisionIR. The Company also incurred $111,797 of costs related to the integration of PrecisionIR in the six months ended June 30, 2014. Non-GAAP results backing out these non-cash expenses and other expenses have been computed below.

Non-GAAP Information

Certain non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company generally excludes certain items such as amortization and impairment of acquired intangibles, non-cash stock-based compensation charges, unusual, non-recurring gains and charges and non-cash interest expense. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. Reconciliation between results on a GAAP and non-GAAP basis is provided in a table immediately following the Calculation of EBITDA table below.

CALCULATION OF EBITDA

	Three Months ended June 30,
	2014	2013
	Amount	Amount

Net income:	$68,023	$364,681
Adjustments:
Depreciation and amortization	280,767	32,588
Interest expense (income)	360,676	(2,545)
Income tax expense (benefit)	(49,631)	251,000
EBITDA:	$659,835	$645,724

	Six Months ended June 30,
	2014	2013
	Amount	Amount

Net income:	$31,081	$580,219
Adjustments:
Depreciation and amortization	562,633	67,523
Interest expense (income)	722,731	(2,299)
Income tax expense	379	403,000
EBITDA:	$1,316,824	$1,048,443

RECONCILATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

	Three Months ended June 30,
	2014		2013
	Amount	Per diluted share	Amount	Per diluted share

Net income (loss):	$68,023	$0.03	$364,681	$0.18
Adjustments:
Amortization of intangible assets (1)	230,018	0.11	24,333	0.01
Stock based compensation (2)	110,552	0.05	89,824	0.04
Integration and acquisition costs (3)	45,225	0.02	-	-
Non-cash interest expense (4)	312,500	0.15	-	-
Tax impact of adjustments (5)	(265,352)	(0.12)	(43,379)	(0.02)
Non-GAAP net income:	$500,966	$0.24	$435,459	$0.21

	Six Months ended June 30,
	2014		2013
	Amount	Per diluted share	Amount	Per diluted share

Net income (loss):	$31,081	$0.02	$580,219	$0.28
Adjustments:
Amortization of intangible assets (1)	460,126	0.22	51,167	0.03
Stock based compensation (2)	210,183	0.10	156,093	0.08
Integration and acquisition costs (3)	111,797	0.05	-	-
Non-cash interest expense (4)	625,000	0.30	-	-
Tax impact of adjustments (5)	(534,700)	(0.26)	(78,759)	(0.05)
Non-GAAP net income:	$903,487	$0.43	$708,720	$0.34

(1) The adjustments represent the amortization of intangible assets related to acquired assets and companies.

(2) The adjustments represent stock-based compensation expense recognized related to awards of stock options or common stock in exchange for services.

(3) The adjustments represent legal fees, consulting fees, integration costs, and other non-recurring cost incurred in connection with the acquisition of PrecisionIR Group, Inc.

(4) The adjustment represents the amortization of debt-discount that was created as a result of a beneficial conversion feature that was embedded in a note payable that the Company issued in order to finance the acquisition of PrecisionIR Group, Inc. The amortization of the debt discount is recorded as non-cash interest expense and has no impact on the cash flows or operations of the Company.

(5) This adjustment gives effect to the tax impact of all non-GAAP adjustments at a rate of 38%, which approximates the Company's state and federal tax rates.

Conference Call Information
To participate in the conference call, please dial 877.407.8133 (international callers dial 201.689.8040) approximately five minutes prior to 4:30 Eastern Time (EDT). Additionally, you can listen to the event online at: http://www.investorcalendar.com/IC/CEPage.asp?ID=173043.

A replay of the conference call will be available two hours after completion of the call until Thursday, August 14, 2014 at 11:59 p.m. EDT. To access the replay, dial 201.612.7415 and enter the conference I.D. # 13587938.

About Issuer Direct Corporation:

Issuer Direct is a disclosure management and targeted communications company. Our integrated platform provides tools, technologies and services that enable our clients to disclose and disseminate information through our network. With a focus on corporate issuers, the Company alleviates the complexity of maintaining compliance with its integrated portfolio of products and services that enhance companies' ability to efficiently produce and distribute their financial and business communications both online and in print.

Learn more about Issuer Direct today: http://ir.issuerdirect.com/tearsheet/html/isdr

Forward-Looking Statements. This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs such as "will," "should," "would," "may," and "could" are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2013, including but not limited to the discussion under "Risk Factors" therein, which the Company has filed with the SEC and which may be viewed at http://www.sec.gov.

ISSUER DIRECT CORPORATION
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2014	2013
	(unaudited)
ASSETS
Current assets:

Cash and cash equivalents	$2,160,993	$1,713,479
Accounts receivable, (net of allowance for doubtful accounts of $477,088 and $429,509, respectively)	2,627,879	1,970,531
Deferred income tax asset – current	25,843	25,843
Other current assets	243,185	160,756
Total current assets	5,057,900	3,870,609
Furniture, equipment and improvements, net	242,098	297,577
Goodwill	1,056,873	1,056,873
Intangible assets (net of accumulated amortization of $1,043,400 and $582,871, respectively)	3,552,601	4,013,129
Other noncurrent assets	46,022	22,351
Total assets	$9,955,494	$9,260,539

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:

Accounts payable	$409,371	$267,637
Accrued expenses	694,393	1,553,334
Deferred revenue	1,332,289	1,053,401
Total current liabilities	2,436,053	2,874,372
Note payable (net of debt discount of $1,428,092 and $2,053,091, respectively)	1,071,908	446,909
Deferred tax liability	1,649,692	1,650,460
Other long term liabilities	132,493	83,063
Total liabilities	5,290,146	5,054,804

Stockholders' equity:

Preferred stock, $0.001 par value, 30,000,000 shares authorized, no shares issued and outstanding as of June 30, 2014 and December 31, 2013.	-	-
Common stock $0.001 par value, 100,000,000 shares authorized,	2,056	2,007
2,056,939 and 2,006,689 shares issued and outstanding as of June 30, 2014 and December 31, 2013, respectively.
Additional paid-in capital	4,416,564	3,977,661
Other accumulated comprehensive loss	-69,485	-59,065
Retained earnings	316,213	285,132
Total stockholders' equity	4,665,348	4,205,735
Total liabilities and stockholders’ equity	$9,955,494	$9,260,539

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Revenues	$3,638,269	$1,723,785	$7,132,625	$3,135,013
Cost of services	1,069,405	512,822	2,096,996	911,712
Gross profit	2,568,864	1,210,963	5,035,629	2,223,301
Operating costs and expenses:
General and administrative	1,003,611	386,666	2,289,864	795,268
Sales and marketing	905,418	178,573	1,428,941	379,590
Depreciation and amortization	280,767	32,588	562,633	67,523
Total operating costs and expenses	2,189,796	597,827	4,281,438	1,242,381
Net operating income	379,068	613,136	754,191	980,920
Other income (expense):
Interest income (expense), net	(360,676)	2,545	(722,731)	2,299
Total other income (expense)	(360,676)	2,545	(722,731)	2,299
Net income before taxes	18,392	615,681	31,460	983,219
Income tax benefit (expense)	49,631	(251,000)	(379)	(403,000)
Net income	$68,023	$364,681	$31,081	$580,219
Income per share - basic	$0.03	$0.19	$0.02	$0.30
Income per share - fully diluted	$0.03	$0.18	$0.02	$0.28
Weighted average number of common shares outstanding - basic	2,042,494	1,950,092	2,039,771	1,946,367
Weighted average number of common shares outstanding - fully diluted	2,106,837	2,061,718	2,111,699	2,043,926

  ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Net income	$68,023	$364,681	$31,081	$580,219
Foreign currency translation adjustment	(3,886)	-	(10,420)	-
Comprehensive income	$64,137	$364,681	$20,661	$580,219

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six months ended June 30,
	2014	2013
Cash flows from operating activities:
Net income	$31,081	$580,219
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	563,036	67,523
Bad debt expense	104,929	81,755
Deferred income taxes	(768)	-
Stock-based compensation expense	210,183	156,093
Non-cash interest expense	625,000	-
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(752,861)	(370,806)
Decrease (increase) in deposits and other current assets	(106,158)	(24,594)
Increase (decrease) in accounts payable	137,505	33,088
Increase (decrease) in accrued expenses	(817,067)	13,022
Increase (decrease) in deferred revenue	272,192	(48,506)
Net cash provided by operating activities	267,072	487,794

Cash flows from investing activities:
Purchase of property and equipment	(47,029)	(29,928)
Net cash used in investing activities	(47,029)	(29,928)

Cash flows from financing activities:
Proceeds from exercise of stock options	119,015	64
Payment of dividend	-	(58,418)
Tax benefit on stock-based compensation awards	109,755	-
Repayment of line of credit	-	(150,000)
Net cash provided by (used in) financing activities	228,770	(208,354)

Net change in cash	448,813	249,512
Cash - beginning	1,713,479	1,250,643
Currency translation adjustment	(1,299)	-
Cash - ending	$2,160,993	$1,500,155

Supplemental disclosure for non-cash investing and financing activities	$100,000	$2,364
Cash paid for interest	$556,600	$382,314
Cash paid for income taxes

Contact:
For Further Information:

Issuer Direct Corporation
Brian R. Balbirnie
(919) 481-4000
brian.balbirnie@issuerdirect.com

Brett Maas
Hayden IR
(646) 536-7331
brett@haydenir.com

James Carbonara
Hayden IR
(646) 755-7412
james@haydenir.com